Exhibit 10.31

WATERMARK LODGING TRUST, INC.
______ EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
AGREEMENT by and between Watermark Lodging Trust, Inc., a Maryland corporation (the “Company”), and Employee Name (the “Grantee”), dated as of the ______ day of ______ (the “Effective Date”).
WHEREAS, the Company maintains the ______ Equity Incentive Plan, as it may be amended from time to time (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);
WHEREAS, the Grantee, as an employee of Watermark Lodging Advisors LLC, a subsidiary of the Company (the “Employer”), is an Eligible Person; and
WHEREAS, the Plan Administrator has determined that it is in the best interests of the Company and its stockholders to grant Restricted Stock Units (also generally known as “RSUs”) to the Grantee, subject to the terms and conditions set forth below;
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.    Grant of Restricted Stock Units.
The Company hereby grants the Grantee ______ Restricted Stock Units. The Restricted Stock Units are subject to the terms and conditions of this Agreement, and are also subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.
2.    Vesting.
The Restricted Stock Units shall be subject to the terms and conditions set forth in this paragraph 2. To the extent such terms or conditions conflict with any provision in the Plan, the terms and conditions set forth herein shall govern.
(a)    A portion of the Restricted Stock Units shall vest, except as otherwise provided herein, on the following schedule (each, a “Vesting Date,” and together, the “Vesting Period”):

Date	Number of Restricted Stock Units for Which the Vesting Period Shall Lapse
_______	1/3
_______	1/3
_______	1/3

(b)    In the event that, during the Vesting Period, the Grantee has a Termination of Service (i) by the Employer for Cause or (ii) by the Grantee for any reason other than as set forth in paragraph 2(c) below, then the Restricted Stock Units for which the Vesting Period has not lapsed in accordance with paragraph 2(a) shall thereupon, and with no further action, be forfeited by the Grantee.
(c)    In the event that, during the Vesting Period, the Grantee has a Termination of Service (i) due to his or her death or Disability or (ii) in the event of a Change in Control, then all Restricted Stock Units granted to the Grantee hereunder shall immediately vest and shall be settled as provided in paragraph 4 hereunder.
(d)    In the event that, during the Vesting Period, the Grantee has a Termination of Service by the Employer for any reason other than Cause, then the Restricted Stock Units for which the Vesting Period has not lapsed in accordance with paragraph 2(a) shall thereupon, and with no further action, be forfeited by the Grantee, unless otherwise approved by the independent directors of the Company.
(e)    Except as contemplated above, in the event that the Grantee has a Termination of Service, any and all of the Grantee's Restricted Stock Units which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding.
3.    Dividend Equivalent Rights.
A Dividend Equivalent Right is hereby granted to the Grantee, consisting of the right to receive, with respect to each Restricted Stock Unit, cash in an amount equal to the cash dividend distributions paid in the ordinary course on a share of Common Stock to the Company's common stockholders (each, a “Dividend Payment”), as set forth below. For each Restricted Stock Unit then outstanding, whether or not then vested, if a cash dividend is payable in the ordinary course on a share of Common Stock, the Company shall make a payment to the Grantee in an amount equal to the applicable Dividend Payment, on or about the date of the Dividend Payment, but in no event later than March 15th of the year following the date of the Dividend Payment.
4.    Settlement.
Each vested and outstanding Restricted Stock Unit shall be settled in shares of Common Stock of the Company on the Settlement Date regarding the applicable Vesting Date or, if earlier, upon a Termination of Service (in accordance with paragraph 2(c)). For the avoidance of doubt, to the extent the terms of this paragraph 4 conflict with any terms of the Plan relating to the settlement of Restricted Stock Units, the terms of this paragraph 4 shall govern. To the extent any payment pursuant to this paragraph 4 is required to be delayed six months pursuant to the special rules of Section 409A related to “specified employees,” each affected payment shall be delayed until six months after the Grantee’s Termination of Service (other than on account of the death of the Grantee).
5.    Restrictions and Conditions.
(a)    The Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign the unvested Restricted Stock Units (except by will or the laws of descent and distribution).

(b)    For a period of two years following the last Vesting Date set forth in Section 2(a), the Grantee shall not be eligible to participate in the Company's discretionary redemption plan, except upon death or qualifying disability in accordance with the terms and conditions of the Company's discretionary redemption plan.
6.    Miscellaneous.
(a)    The value of a Restricted Stock Unit may decrease depending upon the Fair Market Value of a Share from time to time. Neither the Company nor the Plan Administrator, nor any other party associated with the Plan, shall be held liable for any decrease in the value of the Restricted Stock Units. If the value of such Restricted Stock Units decrease, there will be a decrease in the underlying value of what is distributed to the Grantee under the Plan and this Agreement.
(b)    With respect to this Agreement, (i) the Restricted Stock Units are bookkeeping entries, (ii) the obligations of the Company under the Plan are unsecured and constitute a commitment by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under the Plan (including distributions of Shares) shall be paid from the general funds of the Company and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a bookkeeping reserve to meet its obligations under the Plan). The award of Restricted Stock Units is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.
(c)    Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to recover the Restricted Stock Units granted hereby to the Grantee if (i) following the Effective Date, the Company discovers that, prior to the Settlement Date, the Grantee engaged in an act that would have been, but for such latent discovery, grounds for the Grantee’s Termination of Service for Cause, or (ii) such recoupment is provided under any policy issued by the Company, including any policy issued pursuant to the Dodd–Frank Wall Street Reform and Consumer Protection Act.
(d)    THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
(e)    The Plan Administrator may construe and interpret this Agreement and establish, amend and revoke such rules, regulations and procedures for the administration of this Agreement as it deems appropriate. In this connection, the Plan Administrator may correct any defect or supply any omission, or reconcile any inconsistency in this Agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Plan Administrator in the exercise of this power shall be final and binding upon the Company and the Grantees.
(f)    All notices hereunder shall be in writing and, if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Plan Administrator and, if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 6(f).
(g)    The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.
(h)    The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.
(i)    Nothing in this Agreement shall (i) confer on the Grantee any right to continue in the service of the Company or its Subsidiaries or otherwise confer any additional rights or benefits upon the Grantee with respect to the Grantee’s employment with the Company or (ii) interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s service at any time.
(j)    This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.
IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.
WATERMARK LODGING TRUST, INC.

By: __________________________________
Name:    Michael G. Medzigian
Title:    Chairman and Chief Executive Officer

______________________________________
Employee Name

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